Exhibit 4.1

i

MFG 5274 COMMON STOCK INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE CUSIP 59100U 10 8 SEE REVERSE FOR CERTAIN DEFINITIONS This certifies that SPECIMEN is the owner of FULLY PAID AND NON ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE OF META FINANCIAL GROUP, INC. (the “Corporation”), a Delaware corporation. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Corporation’s transfer agent and registrar. This security is not a deposit or account and is not federally insured or guaranteed. IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed. Dated: Countersigned and Registered: REGISTRAR AND TRANSFER COMPANY Transfer Agent and Registrar BY Authorised Signature Secretary Chairman of the Board

Meta Financial Group, Inc.

The shares represented by this certificate are issued subject to all the provisions of the certificate of incorporation and bylaws of Meta Financial Group, Inc. (the “Corporation”), as from time to time amended (copies of which are on file at the principal executive offices of the Corporation).

The Corporation’s certificate of incorporation provides that no “person” (as defined in the certificate of incorporation) who “beneficially owns” (as defined in the certificate of incorporation) in excess of 10% of the outstanding shares of the Corporation shall be entitled to vote any shares held in excess of such limit. This provision of the certificate of incorporation shall not apply to an acquisition of securities of the Corporation by an employee stock purchase plan or other employee benefit plan of the Corporation or any of its subsidiaries.

The Corporation’s certificate of incorporation also includes a provision the general effect of which is to require the affirmative vote of the holders of 75% of the outstanding voting shares of the Corporation to approve certain business combinations (as defined in the certificate of incorporation) between the Corporation and a 10% or more stockholder. However, only the affirmative vote of a majority of the outstanding shares or such vote as is otherwise required by law (rather than the 75% voting requirement) is applicable to the particular transaction if it is approved by a majority of the “disinterested directors” (as defined in the certificate of incorporation) or, alternatively, the particular transaction if it is approved by a majority of the “disinterested directors” (as defined in the certificate of incorporation) or, alternatively, the transaction satisfies certain minimum price and procedural requirements.

The Corporation will furnish to any stockholder upon request and without charge a full statement of the powers, designations, preferences and relative, participating, optional or other special rights of each authorized class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, to the extent that the same have been fixed, and of the authority of the board of directors to designate the same with respect to other series. Such request may be made to the Corporation or to its transfer agent and registrar.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	TRANS MINOR LAW–	Custodian
				(Cust)	(Minor)
Under Uniform Transfers to Minors Act
TEN ENT	–	as tenants by the entireties
Act
(State)

JT TEN	–	as joint tenants with right of
survivorship and not as tenants
		in common	UNIF GIFT MIN ACT–	Custodian
				(Cust)	(Minor)

Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                                                                                                              hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

shares of Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.